Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement No. 333-173567 on Form S-1 of Peak Resorts, Inc. and Subsidiaries of our report dated June 10, 2011, relating to our audits of the consolidated financial statements and financial statement schedules, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
St. Louis, Missouri
June 10, 2011